Exhibit  5.1

February  10,  2006

SpaceDev,  Inc.
13855  Stowe  Drive
Poway,  California  92064

Ladies  and  Gentlemen:

     We have acted as special counsel to SpaceDev, Inc., a Colorado corporation (the "COMPANY"), in connection with the filing of a registration statement on Form SB-2 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, relating to the registration for resale of 12,140,280 shares of the Company's common stock, $0.0001 par value (the "COMMON STOCK"), which represents up to:

(i) 2,032,520 shares of Common Stock (the "SHARES") the Company sold pursuant to that certain Securities Purchase Agreement dated as of October 31, 2005 (the "2005 PURCHASE AGREEMENT"), by and among the Company and the purchaser listed on the Schedule of Buyers attached thereto (the "2005 INVESTOR");

(ii) 450,000 shares of Common Stock (the "2005 WARRANT SHARES") issuable to the 2005 Investor and its assigns upon the exercise of warrants (the "2005 WARRANTS") pursuant to the 2005 Purchase Agreement;

(iii) 4,523,652 shares of Common Stock (the "INITIAL CONVERSION SHARES") issuable to the 2006 Investors (as defined below) upon conversion or redemption of the Company's Series D-1 Amortizing Convertible Perpetual Preferred Stock, $0.001 par value per share (the "SERIES D-1 PREFERRED STOCK") pursuant to the terms of the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series D-1 Preferred Stock (the "SERIES D-1 CERTIFICATE OF DESIGNATIONS") and pursuant to that certain Securities Purchase Agreement dated as of January 11, 2006 (the "2006 PURCHASE AGREEMENT" and, together with the 2005 Purchase Agreement, the "PURCHASE AGREEMENTS"), by and among the Company and each purchaser identified on the signature pages attached thereto (the "2006 INVESTORS");

(iv) 1,475,678 shares of Common Stock (the "2006 WARRANT SHARES") issuable to the 2006 Investors and their assigns upon the exercise of warrants (the "2006 WARRANTS") granted pursuant to the 2006 Purchase Agreement;

(v) 1,756,757 shares of Common Stock (the "SECONDARY CONVERSION SHARES," and, together with the Initial Conversion Shares, the "CONVERSION SHARES") issuable to the 2006 Investors and their assigns, upon conversion or redemption of shares of the Company's Series D-X Amortizing Convertible Perpetual Preferred Stock, $0.001 par value per share, where "X" represents a sequential number (together with the Series D-1 Preferred Stock, the "SERIES D PREFERRED STOCK"), which may


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be  issued  upon  the  exercise  of  the Company's preferred stock warrants (the
"PREFERRED STOCK WARRANTS") issued to the 2006 Investors and their assigns pursuant to the 2006 Purchase Agreement (alternatively, such shares of Common Stock may be issued pursuant to the Company's exercise of an additional investment option as set forth in the 2006 Purchase Agreement);

(vi) 573,078 shares of Common Stock (the "COMMON WARRANT SHARES," and, together with the 2005 Warrant Shares and the 2006 Warrant Shares, the "WARRANT SHARES") issuable to the 2006 Investors and their assigns upon exercise of warrants (the "COMMON WARRANTS," and, together with the 2005 Warrants and the 2006 Warrants, the "WARRANTS"), which may be issued upon exercise of Preferred Stock Warrants that were granted pursuant to the 2006 Purchase Agreement;

(vii) 1,192,886 shares of Common Stock (the "DIVIDEND SHARES") that may be issued by the Company as dividends to the holders of the Series D Preferred Stock; and

(viii) 135,709 shares of Common Stock (the "LIQUIDATED DAMAGES SHARES", and together with the Dividend Shares, the "CONTINGENT SHARES") that may be issued by the Company upon conversion of shares of the Series D Preferred Stock that may be issued as liquidated damages under conditions specified in that certain Registration Rights Agreement made and entered into as of January 13, 2006 (the "REGISTRATION RIGHTS AGREEMENT") among the Company and the 2006 Investors.

The Purchase Agreements, the Registration Rights Agreement, the Warrants and the Preferred Stock Warrants are referred to herein collectively as the "TRANSACTION DOCUMENTS." The Conversion Shares, the Warrant Shares and the Contingent Shares are referred to herein collectively as the "UNDERLYING SHARES." The Series D-1 Certificate of Designations and any other certificates of designations with respect to the Series D Preferred Stock either now on file, or hereafter filed, with the Colorado Secretary of State in accordance with the 2006 Purchase
Agreement  are  referred  to  herein  as  the  "CERTIFICATES  OF  DESIGNATIONS."

This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

In connection with this opinion, we have examined and relied upon the Registration Statement, including the prospectus contained therein (the "PROSPECTUS"), the Company's Articles of Incorporation, as amended, the Company's Amended and Restated Bylaws, the corporate proceedings taken by the Company in connection with (i) the issuance of the Shares and the Underlying Shares, the Warrants and the Preferred Stock Warrants, (ii) the execution and delivery of the Transaction Documents, and (iii) the filing with the Colorado Secretary of State of the Certificates of Designations and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed that (i) the common stock certificates (the "SHARE CERTIFICATES") issued to represent the Shares conform to the specimen common stock certificate submitted to us; (ii) in the case of certificated Underlying Shares, the Share Certificates issued to represent the Underlying Shares will conform to the specimen common stock certificate submitted to us, or, in the case of uncertificated Underlying Shares, the written information statement in lieu of stock certificates to be delivered to the applicable holder upon the issuance of the Underlying Shares will conform to the form of written information statement in respect of shares of Common Stock submitted to us; (iii) the Share Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with
Section  7-106-206  of  the  Colorado  Business  Corporation  Act and Article V,
Section 1 of the Company's Amended and Restated Bylaws; (iv) within a reasonable time after the issuance of uncertificated Underlying Shares, the Company will send written information statements to the purchasers thereof; (v) shares currently reserved will remain available for the issuance of the Underlying Shares; and (vi) none of the Company's Articles of Incorporation, as amended, the Company's Amended and Restated Bylaws, the Transaction Documents, nor any proceedings relating to the Transaction Documents or the Certificates of Designations will be amended, rescinded, repealed or otherwise modified prior to the issuance of any Underlying Shares. We have further assumed that any Certificates of Designations filed with respect to the shares of Series D Preferred Stock issued following the date hereof will be filed in accordance with the terms of the Transaction Documents. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Based on the foregoing review, and in reliance thereon, we are of the opinion that (i) the Shares are duly authorized, validly issued, fully paid and nonassessable; and (ii) the Underlying Shares if, as and when issued in compliance with the provisions of the applicable Transaction Documents and the applicable Certificate of Designations, as the case may be, including without limitation, in the case of certificated Underlying Shares, delivery of one or more Share Certificates therefor against payment in full of the consideration therefor, or in the case of uncertificated Underlying Shares, registration of the purchasers thereof by the Company as the registered owners against payment in full of the consideration therefor, will be, duly authorized, validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

We express no opinion as to matters governed by any laws other than the Colorado Business Corporation Act, the applicable provisions of the Colorado Constitution and reported decisions of the Colorado courts interpreting these laws.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Underlying Shares, the Transaction Documents, the Certificates of Designations, the Registration Statement, or the Prospectus or any of the transactions that may be related thereto or contemplated thereby.

                    Very  truly  yours,

                    /s/ SHEPPARD,  MULLIN,  RICHTER  &  HAMPTON  LLP

                    SHEPPARD,  MULLIN,  RICHTER  &  HAMPTON  LLP